U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

US ECOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3889638
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000 Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Warrants to purchase Common Stock	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-232930
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are warrants to purchase common stock of US Ecology, Inc. (the “Company”). The description of the warrants contained in the section entitled “Description of Holdco Replacement Warrants” in the prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333- 232930) initially filed with the Securities and Exchange Commission on August 1, 2019, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of US Ecology, Inc. (incorporated by reference to Exhibit 3.1 to US Ecology, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2019)

3.2

Amended and Restated Bylaws of US Ecology, Inc. (incorporated by reference to Exhibit 3.2 to US Ecology, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2019)

4.1

Assignment, Assumption and Amendment to the Warrant Agreement, dated as of November 1, 2019, by and between US Ecology, Inc., American Stock Transfer & Trust Company, LLC, NRCG Group Holdings Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to US Ecology, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

US ECOLOGY, INC.

By:	/s/ ERIC L. GERRATT
Eric L. Gerratt
Executive Vice President, Chief Financial Officer, Treasurer and Director

Dated: November 1, 2019